UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest reported event): December 28, 2007

Commission File No. 001-33399

COMVERGE, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	22-3543611
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

120 Eagle Rock Avenue, Suite 190

East Hanover, New Jersey 07936

(Address of principal executive offices) (zip code)

Registrant's telephone number, including area code: (973) 884-5970

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 28, 2007, Mr. T. Wayne Wren, Jr. tendered his resignation as Executive Vice President, General Counsel and Secretary of Comverge, Inc., a Delaware corporation, effective as of December 31, 2007. Mr. Wren, who is retiring from Comverge after six years of service, will continue to work with Comverge as a consultant focusing on mergers, acquisitions and other strategic opportunities at the company's request. Effective January 1, 2008, Matthew H. Smith, who currently serves as Comverge's Senior Counsel, will replace Mr. Wren as Vice President, General Counsel and Secretary of Comverge.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Uncertificated Shares

On December 28, 2007, Comverge's Board of Directors approved Amendment No. 1 to Second Amended and Restated Bylaws of Comverge, Inc. The Second Amended and Restated Bylaws were previously filed as Exhibit 3.2 to Comverge's Registration Statement on Form S-1 (File No. 333-137813). The amendment amended Section 7.1 to clarify that the company is authorized to issue shares of its capital stock in uncertificated form.

The foregoing summary description of Amendment No. 1 to Comverge's Bylaws is qualified in its entirety by reference to the full text of Amendment No. 1 to Second Amended and Restated Bylaws of Comverge, Inc., a copy of which is attached as Exhibit 3.1 and incorporated herein by reference.

Item 7.01 Regulation FD Disclosures

On January 4, 2008, Comverge announced the promotion of certain executive staff members and the resignation of Mr. T. Wayne Wren, Jr. as Executive Vice President, General Counsel and Secretary of Comverge A copy of the press release announcing the promotions and the resignation is furnished herewith.

Item 9.01 Financial Statements and Other Exhibits

Exhibit No.	Description
3.1	Amendment No. 1 to Second Amended and Restated Bylaws of Comverge, Inc. (filed herewith)
99.1	Press release, dated January 4, 2008 (furnished herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

COMVERGE, INC.

By: /s/ Michael Picchi

Name: Michael Picchi

Title: Chief Financial Officer

Dated: January 4, 2008

EXHIBIT INDEX
Exhibit Number	Description of Exhibit

3.1 Amendment No. 1 to Second Amended and Restated Bylaws of Comverge, Inc. (filed herewith)

99.1 Press release, dated January 4, 2008 (furnished herewith)